Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES PROVIDES STRATEGIC PORTFOLIO UPDATE
Company exploring alternatives for Fluids Systems division

THE WOODLANDS, TX – June 20, 2023 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced that it is exploring strategic alternatives for the long-term positioning of its Fluids Systems division.
Matthew Lanigan, Newpark’s President and Chief Executive Officer, stated, “Over the past year, we’ve taken meaningful steps to position our operating divisions to independently thrive in the distinct markets they serve. Our Industrial Solutions business continues to deliver strong growth and high returns as we accelerate our market penetration within the multi-billion-dollar energy infrastructure and industrial end-markets. We believe the market fundamentals will support a double-digit annual growth rate for years to come, including from investment required to transition to lower carbon solutions. We’ve also taken significant actions over the past year to focus and strengthen our Fluids Systems business, transforming the business into a more agile and capital-light model and exiting underperforming markets. Our business today is more profitable and stands as a recognized industry leader in fluids technology and service quality, with decades of experience in North America and the EMEA regions. The business is well-positioned to capitalize upon the ongoing upcycle in oil and gas activity.”
Lanigan continued, “We are very pleased with the progress being made on the execution of our strategy. However, with the growing divergence in our capital allocation priorities, we believe it is the appropriate time to explore potential synergistic opportunities to further strengthen our leading Fluids Systems business. During this review, we are committed to exploring all viable options that are in the best long-term interests of the Fluids Systems business while also helping to enhance its competitive positioning and unlock the inherent value in our two divisions for our shareholders.”
The Company has retained Lazard to serve as its exclusive financial advisor in connection with the strategic review. There can be no assurance that any transaction will take place. The Company does not intend to disclose developments with respect to the progress of its evaluation of any strategic options until such time as the Board of Directors has approved a transaction or otherwise deems disclosure required or appropriate.

Newpark Resources, Inc. is a geographically diversified supplier providing environmentally-sensitive products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. The Company currently operates through two divisions. The Industrial Solutions division is a leading manufacturer and provider of temporary worksite access rentals and services, primarily serving customers in the power generation infrastructure and other industrial end-markets in the United States and Europe. The Fluid Systems division is a global leader delivering customized drilling and completion fluids products and related technical services to the oil and natural gas exploration industry, primarily serving markets in the United States, Canada, and the Europe, Middle East, and Africa (“EMEA”) region. For more information, visit our website at www.newpark.com.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2022, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

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